UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

 PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		001-36007	46-2519850
(State of Organization)		(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500		53202
Milwaukee	Wisconsin
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Physicians Realty L.P., the operating partnership (the “Operating Partnership”) of Physicians Realty Trust (the “Company”), entered into a master transaction agreement, dated October 1, 2021 (the “Master Transaction Agreement”), with Landmark Healthcare Companies LLC (the “Seller”) to acquire 15 medical office buildings located in eight states, comprising approximately 1,460,000 net leasable square feet (the “Landmark Portfolio”) for an aggregate purchase price of $764.3 million, subject to closing prorations and other adjustments. Within three business days after the execution of the Master Transaction Agreement, the Operating Partnership is required to place an earnest money deposit of $15.0 million (the “Deposit”) with an escrow agent. The Deposit is to be applied toward the purchase price at closing or, if the closing does not occur, refunded to the Operating Partnership or released to the Seller, as applicable, pursuant to the terms of the Master Transaction Agreement. The Landmark Portfolio is approximately 95% leased and the weighted average lease term remaining is 7.4 years. Upon closing of the Landmark Portfolio acquisition, the first year unlevered cash yield is expected to be 4.9%.

Under the Master Transaction Agreement, the Seller will grant the Operating Partnership certain rights that will survive the closing, including a purchase option with respect to an additional medical office building. The Seller will also grant the Operating Partnership the right of first opportunity to provide debt financing under certain conditions.

The Master Transaction Agreement contains customary representations, warranties and covenants of the parties, including the obligation of the Seller to cause affiliates that own the properties to maintain the operation of the Landmark Portfolio between signing and closing consistent with past practice. The acquisition of the Landmark Portfolio is also subject to the satisfaction of certain conditions to closing, including the rejection or waiver of certain purchase options and other rights with respect to certain properties within the portfolio. To the extent the Seller is unable to meet certain conditions to closing with respect to an individual property, the Seller may, subject to the adjustment of the aggregate purchase price and the provisions of the Master Transaction Agreement, remove the relevant property from the Landmark Portfolio. In addition, each party has certain termination rights under the Master Transaction Agreement.

At closing, subject to the terms of the Master Transaction Agreement, the purchase price will consist of the following:
•$146.3 million of Series A Preferred Units of the Operating Partnership (the “Preferred Units”) issued to a subsidiary of the Seller (the “OPU Holder”);
•$128.0 million of Common Units of the Operating Partnership (the “Common Units” and, together with the Preferred Units, the “Operating Partnership Units”);
•the assumption of indebtedness on certain properties within the Landmark Portfolio in a net amount of approximately $100 million; and
•cash payments.

Five business days after the closing, the Operating Partnership will borrow approximately $146.3 million under the Company’s credit agreement to redeem all of the Preferred Units.

There can be no assurance that any or all of the conditions to closing will be satisfied or, if satisfied, that the Operating Partnership will complete the acquisition of the Landmark Portfolio, issue the Operating Partnership Units, or effectuate the closing in a timely manner or at all.

The Company expects that in connection with the closing of the transactions contemplated by the Master Transaction Agreement, the OPU Holder would become bound by the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), which would entitle the OPU Holder, at a future time, to cause the Operating Partnership to redeem the Common Units in exchange for cash, or at the Operating Partnership’s option, for the Company’s common shares, pursuant to a formula provided in the Partnership Agreement.

At closing, the Operating Partnership Units will be issued (a) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and (b) to an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

The foregoing summary of certain terms of the Master Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Master Transaction Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein.

The Landmark Portfolio consists of the following properties:

Property (1)	Location	Square Footage
University of Florida Health North MOB	Jacksonville, FL	200,583
Jackson Baptist Medical Center - Belhaven	Jackson, MS	164,186
Burns POB	Petoskey, MI	141,205
TGH Brandon Healthplex	Brandon, FL	121,834
Beaumont POB	Sterling Heights, MI	100,490
Lafayette MOB	Lafayette, LA	99,055
Beaumont Health and Wellness Center	Rochester Hills, MI	94,572
Hospital Hill MOB	Kansas City, MO	90,156
Raritan Bay Medical Center	Old Bridge, NJ	89,159
Saint Vincent MOB	Erie, PA	85,582
Riverside MOB	Hampton, VA	81,312
Bay City MOB	Bay City, MI	73,453
Beaumont Grosse Pointe MOB	Grosse Pointe, MI	57,040
Yulee MOB	Yulee, FL	36,045
Deltona MOB	Deltona, FL	24,972
Total		1,459,644
(1) "MOB" means medical office building and "POB" means professional office building.

A copy of the Master Transaction Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Operating Partnership or the other parties or their respective businesses. The representations, warranties and covenants contained in the Master Transaction Agreement have been made solely for the purposes of the Master Transaction Agreement and as of the specific dates therein, are solely for the benefit of parties to the Master Transaction Agreement, are subject to certain limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Investors and security holders are not third-party beneficiaries under the Master Transaction Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Master Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits.

2.1	Master Transaction Agreement, dated October 1, 2021, between Physicians Realty L.P. and Landmark Healthcare Companies LLC*
99.1	Press Release, dated October 1, 2021, issued by Physicians Realty Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies of such schedules (or similar attachments) to the U.S. Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, pending acquisitions, anticipated closing of property acquisitions, including the transactions discussed in this Current Report, ability to execute its business plan, and the impact of the Coronavirus (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 6, 2021		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Transaction Agreement, dated October 1, 2021, between Physicians Realty L.P. and Landmark Healthcare Companies LLC*
99.1	Press Release, dated October 1, 2021, issued by Physicians Realty Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies of such schedules (or similar attachments) to the U.S. Securities and Exchange Commission upon request.